EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this statement on Schedule 13G filed with respect to the Common Stock of Dresser-Rand Group, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.
     Dated: February 10, 2006.

FIRST RESERVE GP X, INC.

By:	/s/ Anne E. Gold

Name: Anne E. Gold
Title: Assistant Secretary

FIRST RESERVE GP X, L.P.

By:	First Reserve GP X, Inc.,
Its General Partner

By:	/s/ Anne E. Gold

Name: Anne E. Gold
Title: Assistant Secretary

FIRST RESERVE FUND X, L.P.

By:	First Reserve GP X, L.P.,
Its General Partner

By:	First Reserve GP X, Inc.,
Its General Partner

By:	/s/ Anne E. Gold

Name: Anne E. Gold
Title: Assistant Secretary

FIRST RESERVE GP IX, INC.

By:	/s/ Anne E. Gold

Name: Anne E. Gold
Title: Assistant Secretary

FIRST RESERVE GP IX, L.P.

By:	First Reserve GP IX, Inc.,
Its General Partner

By:	/s/ Anne E. Gold

Name: Anne E. Gold
Title: Assistant Secretary

FIRST RESERVE FUND IX, L.P.

By:	First Reserve GP IX, L.P.,
Its General Partner

By:	First Reserve GP IX, Inc.,
Its General Partner

By:	/s/ Anne E. Gold
Name: Anne E. Gold

Title: Assistant Secretary